Exhibit 24.1

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Patrick J. Moore and Craig A. Hunt, and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign Annual Reports on Form 10-K and all required interim reports and to file the same, with all exhibits thereto, and other documents in connection therewith, regarding Smurfit-Stone Container Corporation, a Delaware corporation, with the Securities and Exchange Commission and any other regulatory authority, granting unto said attorney-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitutes, may lawfully do or cause to be done by virtue hereof.

Signature		Title	Date

/s/ PATRICK J. MOORE		Chairman, Chief Executive Officer	February 25, 2010
Patrick J. Moore		and Director
(Principal Executive Officer)

/s/ PAUL K. KAUFMANN		Senior Vice President and Controller	February 25, 2010
Paul K. Kaufmann		(Principal Financial and Accounting Officer)

/s/ JAMES R. BORIS		Director
James R. Boris

/s/ CONNIE K. DUCKWORTH		Director
Connie K. Duckworth

/s/ STEVEN J. KLINGER		Director
Steven J. Klinger

/s/ WILLIAM T. LYNCH, JR.		Director
William T. Lynch, Jr.

/s/ JAMES J. O’CONNOR		Director
James J. O’Connor

/s/ JERRY K. PEARLMAN		Director
Jerry K. Pearlman

/s/ THOMAS A. REYNOLDS, III		Director
Thomas A. Reynolds, III

/s/ WILLIAM D. SMITHBURG		Director
William D. Smithburg

* By	/s/ CRAIG A. HUNT	Pursuant to Powers of Attorney	February 25, 2010
Craig A. Hunt		filed as part of Form 10-K